UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
     Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported):   25 May 2010

Ensco plc (Exact name of registrant as specified in its charter)

England and Wales	1-8097	98-0635229
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
6 Chesterfield Gardens London, England W1J 5BQ

(Address of Principal Executive Offices and Zip Code)

Registrant's telephone number, including area code: 44 (0) 20 7659 4660 Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

INFORMATION TO BE INCLUDED IN THE REPORT
Item 5.07 Submission of Matters to a Vote of Security Holders

SIGNATURE

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.07   Submission of Matters to a Vote of Security Holders

       Ensco plc (the "Company") held a General Meeting of Shareholders in London, England on 25 May 2010 (the "2010 General Meeting"). There were 142,513,347 Class A ordinary shares, represented by American depositary shares (“shares”), entitled to vote at the 2010 General Meeting based on the 1 April 2010 record date, of which 83,896,463 shares, or approximately 59%, were present and voting in person or by proxy at the 2010 General Meeting. The following matters, detailed descriptions of which are contained in the Company's proxy statement dated 5 April, 2010, were voted on at the 2010 General Meeting:

(i)	Election of two Class II Directors, each for a three-year term to expire at the annual meeting of shareholders to be held in 2013:

	Votes For	Votes Against	Votes Abstain	Broker Non-Votes

Thomas L. Kelly II	70,876,139	2,870,368	83,205	10,066,751

Rita M. Rodriguez	72,539,729	1,204,336	85,647	10,066,751

The terms of the following Directors continued after the meeting: Daniel W. Rabun, Gerald W. Haddock, J. Roderick Clark, C. Christopher Gaut, Paul E. Rowsey, III and Keith O. Rattie

(ii)	Ratification of the Audit Committee’s appointment of KPMG LLP as the Company's U.S. independent registered public accounting firm for 2010:

Votes For	Votes Against	Votes Abstain	Broker Non-Votes

83,525,121	355,175	16,167	--

(iii)
Ratification of the appointment of KPMG Audit Plc as the Company's statutory auditors under Companies Act 2006 (to hold office until the conclusion of the next annual general meeting at which accounts are laid before the Company) and to ratify that the Audit Committee is authorized to determine the Company's statutory auditors’ remuneration:

Votes For	Votes Against	Votes Abstain	Broker Non-Votes

83,585,041	291,404	20,018	--

(iv)	Re-approval of the Ensco 2005 Cash Incentive Plan, including the material terms of the performance goals therein for purposes of Section 162(m) of the Internal Revenue Code:

Votes For	Votes Against	Votes Abstain	Broker Non-Votes

82,622,907	644,711	628,845	--

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ensco plc

Date: 26 May 2010	/s/ CARY A, MOOMJIAN, JR. Cary A. Moomjian, Jr. Vice President, General Counsel and Secretary

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